                                                                      EXHIBIT 21

                 DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT
                            As of October 31, 2000

        Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary                                                                                    Organized under the laws of
------------------                                                                                    ---------------------------
Subsidiaries included in consolidated financial statements *
         John Deere Construction Equipment Company............................................                     Delaware
         John Deere Agricultural Holdings, Inc................................................                     Delaware
         John Deere Construction Holdings, Inc................................................                     Delaware
         John Deere Lawn and Grounds Care Holdings, Inc.......................................                     Delaware
         John Deere Turf Care, Inc............................................................                     Delaware
         John Deere Commercial Worksite Products, Inc.........................................                     Tennessee
         John Deere Limited...................................................................                     Canada
         John Deere - Lanz Verwaltungs A.G. (99.9% owned).....................................                     Germany
         John Deere S.A.......................................................................                     France
         John Deere Iberica S.A...............................................................                     Spain
         John Deere Intercontinental GmbH.....................................................                     Germany
         John Deere International GmbH........................................................                     Germany
         Chamberlain Holdings Limited.........................................................                     Australia
         John Deere Limited Australia.........................................................                     Australia
         Industrias John Deere Argentina S.A..................................................                     Argentina
         John Deere Foreign Sales Corporation Limited.........................................                     Jamaica
         John Deere Credit Company............................................................                     Delaware
         John Deere Capital Corporation.......................................................                     Delaware
         John Deere Credit Inc................................................................                     Canada
         John Deere Receivables, Inc..........................................................                     Nevada
         John Deere Funding Corporation.......................................................                     Nevada
         Deere Receivables Corporation........................................................                     Nevada
         Deere Credit, Inc....................................................................                     Delaware
         Deere Credit Services, Inc...........................................................                     Delaware
         Farm Plan Corporation................................................................                     Delaware
         Arrendadora John Deere S.A. de C.V. (99.9% owned)....................................                     Mexico
         John Deere Credit Limited (Australia)................................................                     Australia
         John Deere Credit Group, PLC.........................................................                     England
         Senstar Capital Corporation..........................................................                     Delaware
         John Deere Health Care, Inc..........................................................                     Delaware
         John Deere Health Plan, Inc..........................................................                     Illinois
         Funk Manufacturing Company...........................................................                     Delaware
         Cameco Industries, Inc...............................................................                     Louisiana
         Cameco Marine, Inc...................................................................                     Louisiana
         Cameco International, Inc............................................................                     Louisiana
         Sprayfab, LLC........................................................................                     Louisiana
         John Deere Brasil Participacoes LTDA.................................................                     Brazil
         SLC Distribuidora De Titulos e Valores...............................................                     Brazil
         John Deere Ltd. Scotland (E. Kilbride)...............................................                     England
         John Deere Consumer Products, Inc....................................................                     Delaware
         John Deere S.A. de C.V...............................................................                     Mexico
         Industrias John Deere, S.A. de C.V...................................................                     Mexico
         Componentes John Deere S.A. de C.V...................................................                     Mexico
         Motores John Deere S.A. de C.V.......................................................                     Mexico
         John Deere Torreon S.A. de C.V.......................................................                     Mexico
         John Deere Mexico S.A. de C.V........................................................                     Mexico

__________________
* Ninety-two consolidated subsidiaries and twenty-six unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.